Exhibit 10.13.3
AMENDMENT NO. 2
TO THE
RPM INTERNATIONAL INC. DEFERRED COMPENSATION PLAN
     THIS AMENDMENT NO. 2 to the RPM International Inc. Deferred Compensation Plan (hereinafter known as the “Plan”) is executed by RPM International Inc. (hereinafter known as the “Company”) as of the date set forth below.
WITNESSETH:
     WHEREAS, the Company maintains the Plan for the benefit of a select group of management employees, highly compensated employees and directors of the Company and its subsidiaries; and
     WHEREAS, the Company desires to amend the Plan to make additional Measurement Funds available for the deemed investment of dividends, to provide for withdrawals from the Plan where the election to withdraw is given substantially before the date of the withdrawal, to provide for transfers from the Deferred Compensation Plan for Directors, to provide for crediting under this Plan of Restricted Stock cancelled and surrendered under the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan, to make certain amendments in administration procedures for consistency between the Plan and the Master Trust Agreement for RPM International Inc. Deferred Compensation Plan(s), to reflect the change in name of certain other plans sponsored and maintained by the Company which are referenced in the Plan and to make certain other necessary and desirable changes to the Plan; and

     WHEREAS, the Company reserved the right, pursuant to Section 13.2 of the Plan, to make certain amendments thereto;
     NOW, THEREFORE, pursuant to Section 13.2 of the Plan, the Company hereby amends the Plan as follows:
1. Effective as of May 31, 2002, Section 1.23 of the Plan is hereby amended by the deletion of said Section 1.23 in its entirety and the substitution in lieu thereof the following:
“1.23	‘Deferral Account’ shall mean (i) that portion of a Participant’s Rollover Amount which is represented by the Participant’s aggregate deferral contributions described in Section 6.1 of the Predecessor Plan and in the Deferred Compensation Plan for Directors, as well as any appreciation (or depreciation) specifically attributable to such deferral contributions, plus (ii) the sum of all of a Participant’s Annual Deferral Amounts, plus (iii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Deferral Account, less (iv) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.”
2. Effective as of June 1, 2002, Section 1.41 of the Plan is hereby amended by the deletion of said Section 1.41 in its entirety and the substitution in lieu thereof the following:

“1.41	‘Restricted Stock’ shall mean rights to receive unvested shares of restricted stock selected by the Committee in its sole discretion and awarded to the Participant under the RPM International Inc. 1997 Restricted Stock Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company.”
3. Effective as of June 1, 2002, Section 1.42 of the Plan is hereby amended by the deletion of said Section 1.42 in its entirety and the substitution in lieu thereof the following:
“1.42.	‘Restricted Stock Account’ shall mean the aggregate value, measured on any given date, of (i) the number of shares of Restricted Stock deferred by a Participant as a result of all Annual Restricted Stock Amounts, plus (ii) the number of shares of Restricted Stock cancelled under the RPM International Inc. 1997 Restricted Stock Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company where a corresponding number of shares is to be credited to the Restricted Stock Account pursuant to the terms of the applicable stock incentive plan, plus (iii) the number of additional shares credited as a result of deemed reinvestment of dividends in accordance with all the applicable crediting provisions of the RPM, Inc. Stock Unit Fund I that relate to the Participant’s Restricted Stock Account, less (iv) the number of shares of Restricted Stock previously distributed to the Participant or his or her Beneficiary pursuant to this Plan. This portion of the Participant’s Account Balance shall only be distributable in actual shares of Stock.”
4. Effective as of May 31, 2002, Section 2.1 of the Plan is hereby amended by the deletion of said Section 2.1 in its entirety and the substitution in lieu thereof the following:
“2.1	Selection by Committee. Participation in the Plan shall be limited to (i) a select group of management and highly compensated Employees and Directors of the Employer, as determined by the Committee in its sole discretion and/or (ii) any individual who was in a select group of management or highly compensated Employees and/or Directors of the Employer and who accumulated an account balance under the Predecessor Plan or the Deferred Compensation Plan for Directors. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.”
5. Effective as of June 1, 2002, subsection (c) of Section 3.3 of the Plan is hereby amended by the deletion of said subsection (c) in its entirety and the substitution in lieu thereof the following:
“(c)	Restricted Stock Deferral. Notwithstanding paragraphs (a) and (b), for an election to defer Restricted Stock to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to such Restricted Stock; and (ii) such Election Form must be timely delivered to and accepted by the Committee in accordance with the following: (i) for the first Plan Year, a Participant’s Election Form with respect to such Restricted Stock must be delivered to and accepted by the Committee in accordance with the deadlines established by the Committee; and (ii) for each succeeding Plan Year, a Participant’s Election Form with respect to Restricted Stock must be timely delivered to and accepted by the Committee at least six (6) months prior to the date such Restricted Stock vests under the terms of the RPM International Inc. 1997 Restricted Stock Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company.”
6. Effective as of May 31, 2002, Section 3.5 of the Plan is hereby amended by the deletion of said Section 3.5 in its entirety and the substitution in lieu thereof the following:
“3.5	Rollover Amount. With respect to Participants who participated in the Predecessor Plan or the Deferred Compensation Plan for Directors, an amount equal to their “account” as set forth in the Predecessor Plan and the Deferred Compensation Plan for Directors, valued as of the Effective Date of this Plan, shall be the Rollover Amount. The Rollover Amount shall be comprised of (i) elective deferrals accumulated pursuant to Section 6.1 of the Predecessor Plan and pursuant to the Deferred Compensation Plan for Directors, (ii) a Participant’s Merger Account accumulated pursuant to Section 2.15A of the Predecessor Plan, and (iii) any dividends declared on Restricted Stock granted to a Participant and automatically deferred under the Predecessor Plan. The portion of a Participant’s Rollover Amount that is attributable to elective deferrals (i)

shall be credited to the Participant’s Deferral Account on the Effective Date of this Plan, and (ii) shall be subject to the terms and conditions of this Plan. The portion of a Participant’s Rollover Amount that is attributable to a Participant’s Merger Account (i) shall be credited to the Participant’s Merger Account on the Effective Date of this Plan and (ii) shall be subject to the terms and conditions of this Plan. The portion of a Participant’s Rollover Amount that is attributable to dividends declared on Restricted Stock granted to a Participant and automatically deferred under the Predecessor Plan (i) shall be credited to a Participant’s Stock Dividend Account on the Effective Date of this Plan and (ii) shall be subject to the terms and conditions of this Plan. Any Participant with a Rollover Amount shall have no right to demand distribution of such amounts other than as specifically provided for herein; provided, however, that any “in-service distribution” elections made by the Participant under the Predecessor Plan shall apply to the Rollover Amount under this Plan.”
7. Effective as of January 13, 2003, Section 3.6 of the Plan is hereby amended by the deletion of said Section 3.6 in its entirety and the substitution in lieu thereof the following:
“3.6.	Annual Stock Dividend Amount. For each Plan Year in which a dividend is declared and paid on Stock, an amount shall be credited as provided by this Section 3.6.
(a)	An Employer shall automatically credit a Participant’s Stock Dividend Account with any cash dividends, stock dividends or other non-cash dividends that are payable on a Participant’s shares of Restricted Stock which have not been deferred or cancelled under any plan and that are to be credited for the Participant’s benefit under this Plan pursuant to the terms of the plan under which the Restricted Stock is granted. The amount so credited to a Participant pursuant to this Section 3.6(a) shall (i) be for that Participant the Annual Stock Dividend Amount, (ii) automatically be deemed to be invested in the Measurement Fund(s) selected by or for the Participant in accordance with Section 3.11(b), and (iii) be credited to the Participant’s Stock Dividend Account on a date or dates to be determined by the Committee, in its sole discretion.

(b)	An Employer shall automatically credit a Participant’s Restricted Stock Account with any cash dividends, stock dividends or other non-cash dividends that would have been payable on a Participant’s shares of Restricted Stock which have been deferred or cancelled and credited to this Plan. The amount so credited to a Participant pursuant to this Section 3.6(b) shall (i) automatically be deemed to be invested in the RPM International Inc. Stock Unit Fund I, and (ii) be credited to the Participant’s Restricted Stock Account on a date or dates to be determined by the Committee, in its sole discretion.

(c)	The amount credited to the Participant’s Stock Dividend Account or Restricted Stock Account under this Section 3.6 for a particular cash dividend, stock dividend or other non-cash dividend shall be equal to the fair market value of the dividend on the date it is payable. For purposes of any dividend payable in Stock or in other securities traded on a national securities exchange, “fair market value” shall mean the closing price on the date the dividend is paid.”
8. Effective as of June 1, 2002, subsection (a) of Section 3.7 of the Plan is hereby amended by the deletion of said subsection (a) in its entirety and the substitution in lieu thereof the following:
“(a)	For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with the RPM International Inc. 1997 Restricted Stock Plan, employment agreements, or other plans and agreements providing for contributions to the Company Contribution Account. Such amounts shall be credited on the date or dates prescribed by such plans and agreements.”
9. Section 3.9 of the Plan is hereby amended by the deletion of said Section 3.9 in its entirety and the substitution in lieu thereof the following:
“3.9	Annual Restricted Stock Amount. Subject to Section 3.3(c) and any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan, Restricted Stock, which amount shall be for that Participant the Annual Restricted Stock Amount for that Plan Year. The portion of any Restricted Stock deferred shall, at the time all restrictions with respect to the Restricted Stock would otherwise lapse under the terms of the RPM International Inc. 1997 Restricted Stock Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company, but for the election to defer, be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future.”
10. Effective as of June 1, 2002, subsection (c) of Section 3.10 of the Plan is hereby amended by the deletion of said subsection (c) in its entirety and the substitution in lieu thereof the following:
“(c)	A Participant shall be vested in his or her Company Contribution Account and Restricted Stock Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement, or any other agreement entered into between the Participant and his or her Employer. However, amounts credited to the Company Contribution Account and shares credited to the Restricted Stock Account as a result of cancellation or surrender of shares of Restricted Stock granted under the RPM International Inc. 1997 Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company shall be fully vested when the restrictions with respect to the stock cancelled or surrendered would have otherwise lapsed. If not addressed in such agreements or plan, a Participant shall vest in his or her Company Contribution Account and

Restricted Stock Account in accordance with the schedule declared by the Committee in its sole discretion.”
11. Effective as of January 13, 2003, paragraph (i) of subsection 3.11 (d) of the Plan is hereby amended by the deletion of said paragraph (i) in its entirety and the substitution in lieu thereof the following:
“(i)	Subject to the restrictions found in Section 3.11(c), above, a Participant may allocate or re-allocate any portion of his or her Account Balance and/or Merger Account balance to the RPM, Inc. Stock Unit Fund II. In all events, new contributions to the Participant’s Stock Dividend Account shall automatically be deemed to be invested in the Measurement Fund(s) selected by or for the Participant in accordance with Section 3.11(b). Participants may re-allocate any portion of their Account Balance and/or Merger Account balance from the RPM, Inc. Stock Unit Fund II to any other Measurement Fund, at any time.”
12. Following Section 5.4 of the Plan and effective January 13, 2002, a new Section 5.5 shall be added to the Plan to read as follows:
“5.5	Delayed Withdrawal. A Participant may petition the Committee to withdraw all or a portion of his or her vested Account Balance and vested Merger Account balance excluding the portion of the Account Balance attributable to the Restricted Stock Account. The Participant shall make this election by giving written notice of the election to the Committee on a form determined from time to time by the Committee. The Participant must specify the amount to be withdrawn and the future date on which the amount is to be paid. The requested future date of payment must be at least thirteen (13) months following the date of the written request. If the request is approved by the Committee, payment shall be made as soon as administratively possible after the first business day following the date specified by the Participant in his or her request. If prior to payment, however, an event occurs that triggers a benefit under Article 7, 8, 9, or 10 and distribution pursuant to the applicable Article occurs prior to distribution under this Section 5.5, the amount or portion of the Account Balance requested by the Participant as a delayed withdrawal shall be paid in accordance with the other applicable Article and not under this Section 5.5.”
13. Effective as of May 31, 2002, subsection (a) of Section 14.2 of the Plan is hereby amended by the deletion of said subsection (a) in its entirety and the substitution in lieu thereof the following:
“(a)	Administrator. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). In the event the Chief Executive Officer or highest ranking officer is not able to perform the duties and responsibilities of the Ex-CEO, the next highest ranking officer of the Company able to perform such duties and responsibilities shall act as the Ex-CEO. The Committee, however, as constituted immediately prior to a Change in Control, shall continue to act as the Administrator of this Plan until the date on which the independent third party selected by the Ex-CEO accepts the responsibilities of Administrator under this Plan. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust except benefit entitlement determinations upon appeal; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the Participants’ Merger Account

balances, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may only be terminated (and a replacement appointed) by the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.”
     IN WITNESS WHEREOF, RPM INTERNATIONAL INC., by its duly authorized officer, has caused this Amendment No. 2 to the RPM International Inc. Deferred Compensation Plan to be signed this 31st day of January, 2003.

RPM INTERNATIONAL INC.

By:	/s/ Ronald A. Rice

Its:	Sr. Vice President

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